SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 26, 2002
Date of Report (Date of Earliest Event Reported)

SEQUOIA RESIDENTIAL FUNDING, INC.

(as Depositor with respect to the issuance of Sequoia Mortgage
Trust 10, Mortgage Pass-Through Certificates)

SEQUOIA RESIDENTIAL FUNDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-90772	35-2170972

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

591 Redwood Highway, Suite 3160

Mill Valley, CA 94941
(Address of Principal Executive Offices)

(415) 389-7373

(Registrant’s Telephone Number,
Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7(c). Exhibits
SIGNATURE
EXHIBIT INDEX
Exhibit 99.1
Exhibit 99.2

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

     On September 1, 2002, Sequoia Residential Funding, Inc. (the “Depositor”) and Wells Fargo Bank Minnesota, National Association (the “Trustee”) entered into a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) acknowledged by RWT Holdings, Inc. (“RWT”), pursuant to which the Sequoia Mortgage Trust 10 Mortgage Pass-Through Certificates in the approximate aggregate principal amount of $1,041,600,100 were issued. In connection with the offering of Mortgage Pass-Through Certificates, RWT and the Depositor entered into a Mortgage Loan Purchase and Sale Agreement dated September 1, 2002, pursuant to which RWT conveyed to the Depositor as of the closing on September 26, 2002, all of its interest in the Mortgage Loans. The Pooling and Servicing Agreement, with accompanying Exhibits, is annexed hereto as Exhibit 99.1. The Opinion as to federal income tax matters in connection with the issuance of the Sequoia Mortgage Trust 10 Mortgage Pass-Through Certificates is attached hereto as Exhibit 99.2.

Item 7(c). Exhibits

99.1	Pooling and Servicing Agreement, dated September 1, 2002, by and between Sequoia Residential Funding, Inc., as Depositor, and Wells Fargo Bank Minnesota, National Association, as Trustee, and acknowledged by RWT Holdings, Inc.

99.2	Opinion of GnazzoThill, A Professional Corporation, dated September 26, 2002, as to federal income tax matters in connection with the issuance of the Sequoia Mortgage Trust 10 Mortgage Pass-Through Certificates.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 26, 2002
SEQUOIA RESIDENTIAL FUNDING, INC.

	By:	/s/ Harold F. Zagunis

Harold F. Zagunis Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Pooling and Servicing Agreement, dated September 1, 2002, by and between Sequoia Residential Funding, Inc., as Depositor, and Wells Fargo Bank Minnesota, National Association, as Trustee, and acknowledged by RWT Holdings, Inc.

99.2	Opinion of GnazzoThill, a Professional Corporation, dated September 26, 2002, as to federal income tax matters in connection with the issuance of the Sequoia Mortgage Trust 10 Mortgage Pass-Through Certificates.